UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2025

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On August 8, 2025, Bicycle Therapeutics plc (the “Company”) issued a press release announcing financial results for the fiscal quarter ended June 30, 2025 and other business highlights. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 2.02 in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2025, the Company’s Board of Directors (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Charles Swanton, M.D., Ph.D., FRS, FMedSci, FRCP, to the Board and the Scientific Committee of the Board, effective as of August 12, 2025, New York City time. The Board has determined that Dr. Swanton is not an “independent” director pursuant to the rules of the Nasdaq Stock Market LLC and other governing laws and applicable regulations due to his service to the Company as Chair of the Clinical Advisory Board. Dr. Swanton will serve as a Class II director until the Company’s 2027 annual general meeting, and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

There are no arrangements or understandings between Dr. Swanton and any other person pursuant to which Dr. Swanton was appointed as a director. Dr. Swanton does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Dr. Swanton will participate in the Company’s Non-Employee Director Compensation Policy, as amended (the “Policy). Pursuant to the Policy, Dr. Swanton will receive (i) annual cash compensation of $50,000 for his service as a director and (ii) annual cash compensation of $10,000 for his service as a member of the Scientific Committee. Pursuant to the Policy, Dr. Swanton will also receive a share option to purchase 25,000 ordinary shares of the Company (the “Option”) and a restricted share unit of 12,500 ordinary shares of the Company (the “RSU”). The Option and RSU will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to Dr. Swanton’s continued service to the Company through each applicable vesting date.

In connection with his appointment to the Board, Dr. Swanton will also enter into the Company’s standard form of deed of indemnity, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2019.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release issued August 8, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2025	BICYCLE THERAPEUTICS PLC

	By:	/s/ Alethia Young
Name: Alethia Young
Title: Chief Financial Officer